040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Barbara K. Cegavske (signature)	Document Number 20160365202-17
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/17/2016 11:18 AM
	Entity Number E0364182016-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: MIKROCOZE INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 200,000,000 Par value per share: $ .001 *Number of shares without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MR. SUKHMANJIT SINGH
Name
112 NORTH CURRY STREET | CARSON CITY | NV | 89703
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

State Agent and Transfer Syndicate, Inc.
Name

X (signature) for State Agent and Transfer Syndicate Inc.
Incorporator Signature

112 North Curry Street | Carson City | NV | 89703
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature) for State Agent and Transfer Syndicate Inc. — August 17, 2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MIKROCOZE INC.**, did on August 17, 2016, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 17, 2016.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20160817-1471
You may verify this certificate
online at **http://www.nvsos.gov/**